Exhibit 99.1

Employment Agreement

September 15, 2006

This Employment Agreement (this “Agreement”) is between Saks Incorporated (“SKS”) and its subsidiaries listed on the signature page of this Agreement and Julia A. Bentley (the “Executive”).

Terms and Conditions

The parties to this Agreement agree as follows:

1. Employment. The Company (as defined in the next sentence) employs the Executive, and during the Executive’s employment the Executive will serve, as SKS’s Senior Vice President-Investor Relations and Communications or in such other capacity with SKS or its subsidiaries as the Chief Executive Officer of SKS designates. In this Agreement the term “the Company” means SKS or one of its subsidiaries that employs the Executive in accordance with this Agreement at the time of determination or reference.

2. Duties. During the Executive’s employment the Executive will (a) devote substantially all of the Executive’s working time, energies, and skills to the benefit of the Company’s business and (b) serve the Company diligently and to the best of the Executive’s ability and to use the Executive’s best efforts to follow the policies and directions of the Executive’s supervisors.

3. Compensation. During the Executive’s employment the Executive’s compensation and benefits under this Agreement will be as follows:

(a) Base Salary. The Company will pay the Executive a base salary at a rate of not less than $279,195 per year (“Base Salary”). Base Salary will be paid in installments in accordance with the Company’s normal payment schedule. All payments will be subject to the deduction of payroll taxes and similar assessments as required by law.

(b) Bonus. In addition to Base Salary, the Executive will be eligible for a yearly cash bonus. The bonus for plan achievement at the target level will be 20% of Base Salary and the bonus for plan achievement at the maximum level will be 30% of Base Salary, in all circumstances in accordance with and subject to the terms and conditions of the Company’s bonus program in effect from time to time.

(c) Effect Of Change in Control On Stock-Based Awards. SKS’s Amended and Restated 1994 Long-Term Incentive Plan (the “1994 Plan”), its 1997 Amended and Restated Stock-Based Incentive Plan (the “1997 Plan”), and its 2004 Long-Term Incentive Plan (the “2004 Plan” and together with the 1994 Plan and the 1997 Plan, the “Plans”) each will govern the vesting of awards, if any, made to the Executive in accordance with such plan if a “Change in Control” as defined in such plan occurs.

4. Insurance And Benefits. During the Executive’s employment the Company will allow the Executive to participate in each employee benefit plan and receive each executive benefit applicable to executives in positions that are comparable to the Executive’s position.

5. Termination Without Cause; Death; Disability.

(a) Termination Without Cause. The Company may terminate the Executive’s employment without Cause (as defined below in section 6) at any time, and the Executive may terminate the Executive’s employment at any time for Good Reason, in either case upon ten days’ prior written notice to the other. “Good Reason” means (i) at any time after the date of this Agreement the Company relocates the Executive’s principal place of employment from the Alcoa, Tennessee area or (ii) upon a Change in Control (this and all subsequent references to “Change in Control” refer to the definition of that term in the 2004 Plan) SKS or its successor fails to obtain and deliver to the Executive a Successor Agreement (as defined in section 8(g) of this Agreement). Termination of the Executive’s employment in accordance with this subsection (a) will terminate this Agreement except for the Executive’s obligations under sections 7, 8(d), 8(h), and 8(i) of this Agreement and except for the Company’s obligations in this section 5 and in sections 8(f) and 8(i). If the Company terminates this Agreement without Cause and as a result the Executive would be entitled to receive a severance payment in accordance with the terms of SKS’s 2000 Change of Control and Material Transaction Severance Plan, as amended (the “2000 Plan”), if then in effect, that would be greater than the severance payment that would be payable in accordance with section 5(b)(i) or (ii), then only in that circumstance and solely for purposes of 2000 Plan the Executive may elect to waive the Executive’s rights to receive the severance payment described in section 5(b)(i) or (ii) and upon the waiver the Executive will not be entitled to receive the severance payment described in section 5(b)(i) or (ii) and this Agreement will not constitute an Existing Program as defined in the 2000 Plan. If the Executive directly or indirectly engages in an association that constitutes an Association (as defined in section 7(b)(iv)(D) of this Agreement), the Company’s obligations to provide the benefits described in section 5(b) will immediately terminate.

(b) Severance Benefits.

(i) If prior to, and not in anticipation of, a Change in Control (A) the Company terminates the Executive’s employment without Cause or (B) the Executive terminates the Executive’s own employment for the Good Reason described in section 5(a)(i), SKS will pay to the Executive an amount equal to one times the Executive’s Base Salary, which SKS will pay in a lump sum within ten days after SKS’s receipt of a written release, substantially in the form attached as Attachment A to this Agreement (the “Release”), executed and delivered by the Executive on or after the date of termination.

(ii) If in anticipation of, or on or after, a Change in Control (A) the Company terminates the Executive’s employment without Cause or (B) the Executive terminates the Executive’s own employment for a Good Reason described in section 5(a), SKS will pay to the Executive an amount equal to two times the Executive’s Base Salary at the rate in effect at the time of termination, which SKS will pay in a lump sum within ten days after SKS’s receipt of the Release executed and delivered by the Executive on or after the date of termination.

(iii) Upon termination of the Executive’s employment without Cause in accordance with section 5(a) SKS will make available to the Executive, at no cost to the Executive, participation in the Company’s health plans, with family coverage, for two years from the date of termination of employment. At SKS’s election with respect to the last six months of the two-year period, SKS may pay the Executive a lump sum amount sufficient to enable the Executive to obtain comparable health-plan coverage for the six-month period.

(c) Death. This Agreement will terminate upon the Executive’s death, except (i) as to the right of the Executive’s estate (which right is subject to the last sentence of this subsection) to (A) exercise each of the Executive’s unexercised stock option awards, if any, in accordance with and subject to the Plan and the stock option agreement applicable to the award, (B) receive each of the Executive’s unvested performance share awards and restricted stock awards in accordance with and subject to the Plan and the performance share agreement or restricted stock agreement applicable to the award, (C) receive accrued Base Salary through and including the Executive’s date of death, (D) receive the amount of any annual cash bonus earned by the Executive and payable, but not yet paid, for the fiscal year prior to the fiscal year in which the Executive’s death occurs, and (E) receive all benefits in accordance with section 4 of this Agreement that would be payable upon the Executive’s death, and (ii) as to any rights that the Executive’s estate or dependents may have under COBRA or any other federal or state law or that are derived independent of this Agreement by reason of the Executive’s participation in any employee benefit arrangement or plan maintained by the Company. The Company will not have any obligation upon the Executive’s death to provide to the Executive’s estate or to any other person any benefit pursuant to section 5(b).

(d) Disability.

(i) The Executive will be deemed to be disabled for purposes of this subsection (c) when the Executive becomes entitled to receive disability benefits in accordance with SKS’s short-term disability/sick pay plan. Disputes regarding the existence of the Executive’s disability will be resolved by the determination of a physician selected by SKS’s Board of Directors who is reasonably acceptable to the Executive. The Executive will submit to appropriate medical examinations for purposes of determining disability.

(ii) If at any time prior to the termination of this Agreement the Executive becomes disabled, this Agreement and the Executive’s employment will continue for twelve months. During the twelve-month period the Executive will continue to receive all payments and benefits provided by this Agreement, including without limitation the benefits described in sections 3 and 4 of this Agreement and the benefits payable upon termination of the Executive’s employment as described in paragraph (a) of this section 5, less all disability payments received pursuant to SKS’s short-term disability/sick pay plan or its Group Long-Term Disability Insurance Policy. If the Executive’s disability continues after the end of the twelve-month period, the Company may terminate this Agreement and the Executive’s employment for disability (“Disability Termination”). Upon a Disability Termination and subject to the last sentence of this paragraph (ii), the Executive will be entitled to (A) exercise each of the Executive’s unexercised stock option awards, if any, in accordance with and subject to the Plan and the stock option agreement applicable to the award, (B) receive each of the Executive’s unvested performance share awards and restricted stock awards in accordance with and subject to the Plan and the performance share agreement or restricted stock agreement applicable to the award, (C) receive any annual cash bonus earned by the Executive and payable, but not yet paid, for the fiscal year prior to the fiscal year in which the Disability Termination occurs, (D) rights that the Executive or the Executive’s dependents may have under COBRA or any other federal or state law or that are derived independent of this Agreement by reason of the Executive’s participation in any employee benefit arrangement or plan maintained by the Company, and (E) receive all other benefits in accordance with section 4 of this Agreement that would be payable upon the Disability Termination. The Company will not have any obligation upon a Disability Termination to provide to the Executive any benefit pursuant to section 5(b).

6. Termination by the Company for Cause. The Company may terminate this Agreement for Cause at any time and upon such termination the Executive’s employment will terminate, in which event no salary or bonus will be paid after such termination. For purposes of this Agreement, the term “Cause” will mean and be strictly limited to: (i) conviction of the Executive for, or the Executive’s plea of guilty or nolo contendere with respect to, a felony or any crime involving moral turpitude, fraud, or embezzlement that discredits the Company or is detrimental to the reputation or goodwill of the Company; (ii) commission of any material act of fraud or dishonesty by the Executive against the Company or commission of an immoral or unethical act that materially reflects negatively on the Company, if first the Executive is provided with written notice of the claim and with an opportunity to contest it before the Committee; (iii) the Executive’s violation of SKS’s Code of Business Conduct and Ethics, which violation the Executive knows or reasonably should know could reasonably be expected to materially discredit the Company or be materially detrimental to the reputation or goodwill of the Company, if first the Executive is provided with written notice of the violation and with an opportunity to contest it before the Committee, or (iv) the Executive’s continual and material breach of the Executive’s obligations under section 2 of this Agreement as determined by the Committee after the Executive has been given written notice of the breach and a reasonable opportunity to cure the breach. Termination for Cause will be effective immediately upon notice sent or given to the Executive. Termination of this Agreement in accordance with this section 6 will not terminate the Executive’s obligations under sections 7, 8(d), 8(h), or 8(i) of this Agreement.

7. Protection of the Company’s Confidential Information and Goodwill.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” includes, without limitation but subject to the next sentence, all documents and information of SKS or one of more of its subsidiaries, in all forms and mediums, concerning or evidencing one or more of the following: sales; costs; pricing; strategies; forecasts and long-range plans; financial and tax information; personnel information; business, marketing, and operational projections, plans, and opportunities; and customer, vendor, and supplier information. Confidential Information excludes any document or information that is or becomes available to the public other than as a result of any breach of this Agreement or other unauthorized disclosure by the Executive. Confidential Information does not have to be designated as such to constitute Confidential Information.

(b) Non-Disclosure; Non-Competition; and Remedies.

(i) The Executive acknowledges and agrees that (A) the business of the Company and its affiliates is highly competitive, (B) that the Company and its affiliates have expended considerable time and resources to develop good will with its customers, vendors, and others and to create, exploit, and protect Confidential Information, (C) the Company and its affiliates must continue to prevent the dilution of their goodwill and unauthorized use and disclosure of Confidential Information to avoid irreparable harm to their businesses, (D) the Executive’s participation in the business activities of the Company and its affiliates is and will be integral to the continued operation, goodwill, and success of the business of the Company and its affiliates, (E) the Executive will be creating Confidential Information, and (F) the Executive will have access to Confidential Information that could be used by third parties in a manner that would be detrimental to the competitive position of the Company or one of its affiliates.

(ii) The Company acknowledges and agrees that the Executive will need the benefits and use of the goodwill of the Company and its affiliates and Confidential Information in order for the Executive to properly perform the Executive’s responsibilities in accordance with this Agreement. The Company will provide the Executive immediate access to new and additional Confidential Information and authorizes the Executive to engage in activities that will create new and additional Confidential Information. The Executive acknowledges and agrees that the Executive will benefit from access to Confidential Information, including without limitation as a result of the Executive’s increased earnings and earning capacity.

(iii) Accordingly, the Executive agrees that:

(A) All Confidential Information will remain the sole and exclusive property of the Company and its affiliates;

(B) The Executive will protect and safeguard all Confidential Information;

(C) The Executive will hold all Confidential Information in strictest confidence and not, directly or indirectly, disclose or divulge any Confidential Information to any person other than an employee of the Company or one of its affiliates to the extent necessary for the proper performance of the Executive’s responsibilities unless authorized to do so by the Company or compelled to do so by law or valid legal process;

(D) If the Executive believes the Executive is compelled by law or valid legal process to disclose or divulge any Confidential Information, the Executive will notify the Company in writing sufficiently in advance of any such disclosure to give the Company the opportunity to take all actions necessary to protect the interests of the Company or its affiliates against such disclosure;

(E) At the end of the Executive’s employment pursuant to this Agreement for any reason or at the request of the Company at any time, the Executive will return to the Company all copies of all Confidential Information in all tangible forms and mediums; and

(F) Absent the promises and representations of the Executive in this paragraph (iii) and paragraph (iv) below, the Company would not provide the Executive with Confidential Information, would not authorize the Executive to engage in activities that would create new and additional Confidential Information, and would not enter into this Agreement.

(iv) The Executive agrees to not engage in a Prohibited Activity for the period beginning on the date of this Agreement and ending twelve months from the date of termination of the Executive’s employment for any reason. “Prohibited Activity” means any one or more of the following:

(A) Directly or indirectly disparaging the Company or any of its affiliates, or any products, services, or operations of the Company or any of its affiliates, or any former, current, or future officer, director, or employee of any the Company or any of its affiliates;

(B) Whether on the Executive’s own behalf or on behalf of any other individual, partner, firm, corporation, or business organization, either directly or indirectly soliciting or inducing or attempting to solicit or induce any person who is then employed by the Company or any of its affiliates to leave that employment;

(C) Whether on the Executive’s own behalf or on behalf of any other individual, partnership, firm, corporation, or business organization, either directly or indirectly soliciting or inducing, or attempting to solicit or induce any person who is then a customer, supplier, or vendor of the Company or any of its affiliates to cease being a customer, supplier, or vendor of the Company or to divert all or any part of such person’s or entity’s business from the Company or any of its affiliates;

(D) Associating, directly or indirectly, as an employee, officer, director, agent, partner, owner, stockholder, representative, consultant, or vendor with, for, or on behalf of any Competitor (as defined below in this subparagraph (D) (each an “Association”), unless the Company in the exercise of its reasonable discretion has approved each Association in accordance with the following sentence. The Company’s approval for an Association will be evidenced exclusively by a written agreement that has been executed and delivered by, and is legally binding on, the Company and the Executive, that includes terms and conditions that the Company deems reasonably necessary to preserve its goodwill and the confidentiality of the Confidential Information in accordance with this Agreement, and that includes all other terms and conditions that the Company determines in its sole discretion are reasonably necessary under the circumstances. The restrictions in the foregoing sentences of this subparagraph (D) apply to the Executive’s direct and indirect performance of the same or similar activities the Executive has performed for the Company or any of its affiliates and to all other activities that reasonably could lead to the disclosure of Confidential Information. The Executive will not have violated this subparagraph (D) solely as a result of the Executive’s investment in capital stock or other securities of a Competitor or any of its Affiliates listed on a national securities exchange or actively traded in the over-the-counter market if the Executive and the members of the Executive’s immediate family together do not, directly or indirectly, hold more than one percent of all such shares of capital stock or other securities issued and outstanding. For purposes of this subparagraph (D), the term “Competitor” means (i) prior to the completion of the Parisian Transaction (as defined below), each of Federated Department Stores, Inc., the Lord & Taylor division of Federated Department Stores, Inc. (if that business becomes separated from Federated Department Stores, Inc.), Von Maur, Inc., Dillard’s, Inc., Belk, Inc., J. C. Penney Co, Inc., Sears Holding Corporation, The Bon-Ton Stores, Inc., The Neiman Marcus Group, Inc., Barney’s New York, Inc., and Nordstrom, Inc., and the Affiliates and successors of each of them, and (ii) if the Parisian Transaction occurs, upon and after the completion of the Parisian Transaction each of The Neiman Marcus Group, Inc., Barney’s New York, Inc., Nordstrom, Inc., and the Bloomingdale’s division of Federated Department Stores, Inc., and the Affiliates and successors of each of them. For purposes of this subparagraph (D), “Affiliate” means with respect to a specific corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association (each the “subject entity”), any other corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association directly or indirectly controlling or controlled by or directly or indirectly under common control with the subject entity. “Parisian Transaction” means the sale or other transfer for consideration, in one or more transactions, of SKS’s Parisian business.

(v) The Executive acknowledges and agrees that (A) the restrictions contained in this section 7(b) are ancillary to an otherwise enforceable agreement, (B) the agreements and undertakings of the Company in this Agreement and the Executive’s position and responsibilities with the Company give rise to, and are valid consideration for, the Company’s interest in restricting the Executive’s post-employment activities, (C) the restrictions are reasonably designed to enforce the Executive’s agreements and undertakings in this section 7(b) and the Executive’s common-law obligations and duties owed to the Company and its affiliates, (D) the restrictions are reasonable and necessary, valid and enforceable under Tennessee law, and do not impose a greater restraint than reasonably necessary to protect the goodwill and other legitimate business interests of the Company and its affiliates and the Confidential Information, (E) the agreements and undertakings of the Company and the Executive in this section 7(b) are not contingent on the duration of the Executive’s employment with the Company; and (F) absent the agreements and undertakings made by the Executive in this section 7(b), the Company would not provide the Executive with Confidential Information, would not authorize the Executive to engage in activities that would create new and additional Confidential Information, and would not have entered into this Agreement.

(vi) Without limiting the right of Company to pursue all other legal and equitable remedies available for violation by the Executive of the Executive’s agreements in this section 7, the Executive agrees that such other remedies cannot fully compensate Company for any such violation and that the Company will be entitled to injunctive relief to prevent any such violation or any continuing violation. The Executive also agrees that the Company will be entitled to recover its attorneys’ fees, expenses, and court costs, in addition to any other remedies to which the Company may be entitled if the Executive breaches this Agreement.

(vii) The Executive will forfeit all unexercised, unearned, and unpaid awards under the Plans, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if (i) the Executive, without the written consent of the Company, engages directly or indirectly in an association that constitutes an Association; or (ii) the Executive performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

(viii) If within six months following the Executive’s termination of employment the Executive, without the written consent of the Company, engages directly or indirectly in an association that constitutes an Association, the Executive will be required to pay to the Company an amount in cash equal to the sum of the following: (i) with respect to awards made under the Plans consisting of stock options and stock appreciation rights, the amounts realized in connection with the Executive’s exercise of the options or the settlement of the stock appreciation rights on or after, or within six months prior to, the Executive’s termination of employment; and (ii) with respect to awards made under the Plans consisting of restricted stock, restricted stock units, performance shares, performance share units, and performance units, the value of the awards that vested on or after, or within six months prior to, the Executive’s termination of employment, which value will be determined as of the date of vesting.

(ix) Subsections (vii) and (viii) will be void and of no legal effect upon a Change in Control (as defined in the 2004 Plan).

(x) If in any action before any court or agency legally empowered to enforce the agreements contained in this section 7 any term, restriction, or agreement contained in this section 7 is found to be unreasonable or otherwise not permitted by applicable law, then such term, restriction, or agreement will be deemed modified to the extent necessary to make it enforceable by such court or agency.

(xi) The agreements of the Executive contained in this section 7 will survive the end of the Executive’s employment by the Company for any and all reasons.

8. General Provisions.

(a) Notices. Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery, mail, overnight courier, or facsimile. Notices will be addressed to the parties at the addresses set forth below, but each party may change its address by written notice in accordance with this section 8(a). Notices will be deemed communicated as of the actual receipt or refusal of receipt.

If to the Executive:

Julia A. Bentley
115 North Calderwood Street
Alcoa, Tennessee 37701

If to the Company:	General Counsel
Saks Incorporated
750 Lakeshore Parkway
Birmingham, Alabama 35211

(b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will, nevertheless, continue in full force and without being impaired or invalidated in any way.

(c) Entire Agreement. Except for any prior grants of options, restricted stock, or other forms of incentive compensation evidenced by a written instrument or by an action of the Board or Directors, this Agreement supersedes any and all other agreements (including without limitation all employment agreements, which agreements are terminated), either oral or in writing, between the parties hereto with respect to employment of the Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, that have not been embodied herein, and no other agreement, statement or promise not contained in this Agreement, will be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

(d) Resignation. If the Executive’s employment is terminated, the Executive agrees to resign as an officer of the Company (and all of its affiliates), as the case may be, effective as of the date of such termination. Upon termination of employment, the Executive agrees to return to the Company upon such termination any of the following which contain confidential information: all documents, instruments, papers, facsimiles, and computerized information which are the property of the Company or such subsidiary or affiliate.

(e) Headings. The section and subsection headings are for convenience of reference only and will not define or limit the provisions of the sections and subsections.

(f) Attorney’s Fees. Subject to the next sentence, if any contest or dispute arises under this Agreement involving the termination of the Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully this Agreement in accordance with its terms, the Company will reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with the contest or dispute, together with interest thereon at a rate equal to the “Prime Rate” as published under “Money Rates” in The Wall Street Journal from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Executive’s statement for such fees and expenses through the date of payment of the interest. If the resolution of the contest or the dispute includes a finding denying, in total, the Executive’s claims in the contest or the dispute, the Executive will be required to reimburse the Company, over a period of 12 months from the date of the resolution, for all sums advanced to the Executive pursuant to this section 9(f).

(g) Successors and Assigns; Transfer of Obligations. This Agreement is binding upon the Company and its successors (including without limitation by merger or otherwise by operation of law) and permitted assigns of each and upon the Executive and the Executive’s heirs, executors and other legal representatives, and permitted assigns. If the Company complies with the following sentences of this subsection (g), the Company may transfer or delegate its obligations under this Agreement with respect to the Executive to any acquirer of, or other successor to, all or substantially all of the business of SKS (whether direct or indirect, by purchase of assets or SKS common stock, merger, consolidation, or otherwise) (the “Acquirer”), which transfer or delegation to the Acquirer will not terminate, or be deemed to constitute a termination of, this Agreement or termination of the Executive’s employment for any purpose, including with respect to this Agreement and the 2000 Plan. The Company’s rights in the preceding sentence are subject to the condition that the Acquirer first delivers to the Executive the Acquirer’s binding and enforceable written agreement, in form and substance reasonably satisfactory to the Executive, to assume and perform unconditionally the obligations of SKS and the Company in this Agreement in accordance with their terms (a “Successor Agreement”). The Acquirer may not terminate the Successor Agreement without the Executive’s prior written consent.

(h) Cooperation. The Executive will reasonably cooperate in good faith with the Company as and when requested by the Company with regard to all current and future internal and government inquiries and investigations, litigation and administrative agency proceedings, and other legal or accounting matters. The Executive’s cooperation will include, without limitation but subject to the Executive’s availability at times and places that do not unreasonably interfere with the Executive’s reasonable personal and business obligations, (i) being available for, and providing information to the Company and its legal, accounting, and other representatives during, in-person meetings and interviews and by telephone and (ii) being available for and providing depositions and other sworn testimony. Subject to the next sentences, following the termination of this Agreement the Company will reimburse the Executive for all reasonable out-of-pocket expenses (including without limitation legal fees and expenses) the Executive incurs to comply with this subsection, and pay to the Executive a stipend of $375 for each hour the Executive is required to provide services in accordance with this subsection. The Company will not be required to pay the stipend to the Executive for time incurred by the Executive to prepare for and comply with (1) subpoenas issued by or at the request of a governmental authority in connection with any inquiry or investigation conducted by the governmental authority (an “Inquiry”) or (2) other requests for information or testimony from a governmental authority in connection with an Inquiry. The Company’s obligation to reimburse the Executive for legal fees and expenses is subject to the requirements of the Company’s Amended and Restated Charter, the Company’s Amended and Restated By-Laws, and the Tennessee Business Corporation Act in each case as in effect at the time of reimbursement.

(i) Arbitration. Except as provided in section 7(b)(vi) of this Agreement, all disputes and controversies between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, will be settled by arbitration before a single arbitrator in Nashville, Tennessee, administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The single arbitrator will be selected by the mutual agreement of the Company and the Executive, unless they are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator will have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, the Company and the Executive each may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over the dispute or controversy and seek interim provisional, injunctive, or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this subsection or an award rendered in accordance with it, or to obtain interim relief, none of the Company, the Executive, or an arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this subsection.

(j) Indemnification. If the Executive is made a party to, is threatened to be made a party to, receives any legal process in, or receives any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Executive was an employee or agent of SKS, or was serving at the request of, or on behalf of, SKS as a director, officer, member, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other entity, including service with respect to employee benefit plans, whether or not the basis of the Proceeding is the Executive’s alleged action in an official capacity while serving as a director, officer, member, employee, or agent of SKS or other entity, then, subject to the provisions of, and procedures required by, the Company’s Amended and Restated Charter, the Company’s Amended and Restated Bylaws, and Sections 48-18-502, 48-18-504, 48-18-506 and 48-18-507 of the Tennessee Business Corporation Act (including without limitation required determinations and authorizations by SKS’s Board of Directors with respect to the Executive’s conduct and other matters), SKS will indemnify the Executive to the fullest extent permitted or authorized by Tennessee law against all costs, expenses, liabilities, and losses (including, without limitation, attorneys’ fees reasonably incurred, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement and any reasonable cost and fees incurred in enforcing the Executive’s rights to indemnification or contribution) incurred or suffered by the Executive in connection with the Proceeding, and the indemnification will continue as to the Executive even though the Executive has ceased to be a director, officer, member, employee, or agent of SKS or other entity, and the indemnification will inure to the benefit of the Executive’s heirs, executors and administrators. Subject to the provisions of, and procedures required by, the Company’s Amended and Restated Charter, the Company’s Amended and Restated Bylaws, and Sections 48-18-502, 48-18-504, 48-18-506 and 48-18-507 of the Tennessee Business Corporation Act (including without limitation required determinations and authorizations by SKS’s Board of Directors with respect to the Executive’s conduct and other matters), SKS will advance to the Executive all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Executive in connection with any Proceeding to the fullest extent permitted or authorized by Tennessee Business Corporation Act promptly after (i) receipt by SKS of a written request for such advancement and (ii) the determinations and authorizations by SKS’s Board of Directors with respect to the Executive’s conduct and other matters required by the Tennessee Business Corporation Act. The Executive’s request must include an undertaking by the Executive in the form required by the Tennessee Business Corporation Act to repay the amount of such advance if it shall ultimately be determined that the Executive is not entitled to be indemnified against such costs and expenses. The Executive will not unreasonably withhold the Executive’s consent to the settlement of any claim for which the Executive is entitled to be fully indemnified by SKS.

(k) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee.

Saks Incorporated

By:	/s/ Charles J. Hansen
Charles J. Hansen
Executive Vice President and
General Counsel

Saks & Company
Saks Direct, Inc.
Saks Distribution Centers, Inc.
Saks Fifth Avenue Distribution Company
Saks Fifth Avenue, Inc.
Saks Wholesalers, Inc.
Saks Fifth Avenue of Texas, Inc.
Saks Holdings, Inc.
Tex SFA, Inc.
SCCA Store Holdings, Inc.
SCIL Store Holdings, Inc
SCCA, LLC
SCIL, LLC
SFAILA, LLC
New York City Saks, LLC

Saks Fifth Avenue Texas, L.P.
Club Libby Lu, Inc.

By:	/s/ Charles J. Hansen
Charles J. Hansen
Executive Vice President

/s/ Julia A. Bentley
Julia A. Bentley

Attachment A

Release

Saks Incorporated (the “Company”) and Julia A. Bentley (the “Executive”) enter into this Release (this “Release”) on                     .

Preliminary Statement

The Company and the Executive are parties to an Employment Agreement dated September 15, 2006 (the “Agreement”). As a condition to the receipt of specified benefits that may be paid following the date of this Release (the “Benefits”) pursuant to the Agreement, the Executive has agreed to execute this Release.

Terms and Conditions

In consideration of the covenants and mutual promises contained in this Agreement, the Company and the Executive agree as follows:

1. Subject to the next sentence, the Executive, on behalf of the Executive and anyone claiming through the Executive, hereby agrees not to sue the Company or any of its divisions, subsidiaries, affiliates or other related entities of the above specified entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents or attorneys of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (the “Released Parties”), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the date on which this Release is signed and delivered to the Company, including, without limitation, all matters in any way related to the Executive’s employment by the Company, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive’s employment with the Company, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers’ Benefit Protection Act of 1990, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine. Nothing contained in this Release will apply to, or release the Company from, (i) the Executive’s rights to indemnification pursuant to and in accordance with this Agreement and the Company’s Amended and Restated Charter and Amended and Restated Bylaws or (ii) any vested benefit with respect to the Executive pursuant to any employee benefit or equity plan of the Company (other than the Saks Incorporated Amended and Restated 2000 Change of Control and Material

Transaction Severance Plan and any other severance or retention program or practice). The Executive acknowledges that the consideration offered in connection with the Agreement was and is in part for this Release and such portion of such consideration is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that the Executive is not entitled to, and will not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties will have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys’ fees incurred by or on behalf of the Executive, except as provided in the Agreement.

2. The Executive expressly represents and warrants that the Executive is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein, that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity, and that the Executive has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

3. THE EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS THE EXECUTIVE MAY HAVE AS OF THE DATE THE EXECUTIVE SIGNS THIS RELEASE REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. § 621 (“ADEA”). THE EXECUTIVE FURTHER AGREES: (A) THAT THE EXECUTIVE’S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER’S BENEFIT PROTECTION ACT OF 1990; (B) THAT THE EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT CERTAIN BENEFITS CALLED FOR IN THE AGREEMENT TO BE PAID FOLLOWING THE DATE OF THIS RELEASE WOULD NOT BE PROVIDED TO ANY THE EXECUTIVE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH BENEFITS WOULD NOT HAVE BEEN PROVIDED IN THEIR ENTIRETY HAD THE EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT SUCH BENEFITS ARE IN EXCHANGE IN PART FOR THE SIGNING OF THIS RELEASE; (D) THAT THE EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY HAS GIVEN THE EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; (F) THAT THE EXECUTIVE REALIZES THAT FOLLOWING THE EXECUTIVE’S EXECUTION OF THIS RELEASE, THE EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED, AND (G) THAT THIS RELEASE WILL BE VOID AND OF NO FORCE AND EFFECT IF THE EXECUTIVE CHOOSES TO SO REVOKE, AND IF THE EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS RELEASE THEN BECOMES EFFECTIVE AND ENFORCEABLE.

4. The Agreement and this Release constitute the entire agreement and understanding between the parties. The Executive has not relied on any oral statements that are not expressly stated in the Agreement or this Release.

5. This Release will be governed by, and construed and enforced in accordance with, the internal laws of the State of Tennessee without regard to the principle of conflicts of laws.

Julia A. Bentley

Saks Incorporated

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